Exhibit 99.1

California BanCorp Reports Financial Results for the First Quarter Ended March 31, 2024

Oakland, CA – April 29, 2024 – California BanCorp (NASDAQ: CALB) (the “Company”), whose subsidiary is California Bank of Commerce, announced today its financial results for the first quarter ended March 31, 2024.

The Company reported net income of $3.8 million for the first quarter of 2024, representing a decrease of $1.5 million, or 29%, compared to $5.3 million for the fourth quarter of 2023 and a decrease of $1.6 million, or 30%, compared to $5.4 million in the first quarter of 2023. Excluding the impact of merger related expenses pertaining to the pending transaction with Southern California Bancorp, the Company’s net income for the first quarter of 2024 was $4.8 million (See Interim Consolidated Non-GAAP Data).

Diluted earnings per share were $0.45 for the first quarter of 2024, compared to $0.63 for the fourth quarter of 2023 and $0.64 for the first quarter of 2023. Excluding the impact of merger related expenses, the Company’s diluted earnings per share were $0.57 for the first quarter of 2024 (See Interim Consolidated Non-GAAP Data).

“We delivered another quarter of strong financial performance while maintaining our conservative approach to new loan production and prudent balance sheet management, which resulted in our adjusted return on average assets remaining above 1% when our merger-related expenses are excluded,” said Steven Shelton, Chief Executive Officer of California BanCorp. “We saw positive trends in many key areas including good stability in our net interest margin, disciplined expense management excluding the merger-related expense we recorded in the quarter, and improvement in our asset quality as a result of successfully resolving problem loans with minimal loss incurred. We had a small decline in the size of our balance sheet in the first quarter, as our conservative approach to new loan production resulted in new loan originations being below the level of payoffs we had in the quarter, while we also saw the usual seasonal outflows of demand deposits that occur in the first quarter. These outflows were partially offset by our continued success in adding new commercial relationships that bring noninterest-bearing deposits to the bank.

“We are making good progress on the integration planning for our merger with Southern California Bancorp, which we continue to expect to close during the third quarter of 2024. Prior to the closing, our focus will remain on preparing for a smooth integration so that we can quickly realize all of the synergies projected from our combination, evaluating opportunities to optimize our balance sheet ahead of the merger, and continuing to add attractive commercial relationships that further strengthen our deposit base. As we progress with our integration planning and evaluate the strong market position we will have following the merger, we continue to believe that the combined company will have good opportunities to steadily grow our client roster, increase our market share, generate profitable growth, and consistently enhance the value of our franchise in the years ahead,” said Mr. Shelton.

Financial Highlights:

Profitability—three months ended March 31, 2024 compared to December 31, 2023

•

Excluding the impact of merger related expenses, net income of $4.8 million and $0.57 per diluted share, compared to $5.3 million and $0.63 per share, respectively (See Interim Consolidated Non-GAAP Data).

•	Revenue of $19.4 million decreased $500,000, or 2%, from $19.9 million for the fourth quarter of 2023.

•	Net interest income of $17.7 million decreased $859,000, or 5%, compared to $18.6 million for the fourth quarter of 2023.

•	Provision for credit losses of $126,000 decreased $55,000, or 30%, from $181,000 for the fourth quarter of 2023.

•	Non-interest income of $1.7 million increased $366,000, or 27%, compared to $1.3 million for the fourth quarter of 2023.

•

Non-interest expense, excluding capitalized loan origination costs and merger related expenses, of $13.1 million increased $52,000, or less than 1%, compared to $13.0 million for the fourth quarter of 2023 (See Interim Consolidated Non-GAAP Data).

Financial Position – March 31, 2024 compared to December 31, 2023

•	Total assets decreased by $63.4 million to $1.92 billion; average total assets decreased by $68.2 million to $1.92 billion.

•	Total gross loans decreased by $38.6 million to $1.52 billion; average total gross loans decreased by $53.3 million to $1.52 billion.

•	Total deposits increased by $14.3 million to $1.64 billion; average total deposits decreased by $71.0 million to $1.63 billion.

•	The Company had no other borrowings at March 31, 2024 compared to $75.0 million at December 31, 2023.

•	Capital ratios remain healthy with a tier I leverage ratio of 10.17%, tier I capital ratio of 10.15%, and total risk-based capital ratio of 13.93%.

•	Book value per share of $23.79 increased by $0.41, or 2%.

•	Tangible book value per share of $22.91 increased by $0.41, or 2% (See Interim Consolidated Non-GAAP Data).

Net Interest Income and Margin:

Net interest income for the quarter ended March 31, 2024 was $17.7 million, representing a decrease of $859,000, or 5%, from $18.6 million for the three months ended December 31, 2023, and a decrease of $1.0 million, or 6%, from $18.7 million for the quarter ended March 31, 2023. The decrease in net interest income compared to the fourth quarter of 2023 was primarily attributable to a lower balance of average earning assets which was driven by a reduction in loan balances as a result of conservative underwriting combined with decreased demand and pay-offs occurring in the normal course of business. Compared to the first quarter of 2023, the decrease in net interest income resulted from a less favorable mix of earning assets and an increase in the cost of deposits, which negatively impacted net interest margin.

The Company’s net interest margin for the first quarter of 2024 was 3.89%, compared to 3.88% for the fourth quarter of 2023 and 4.02% for the same period in 2023.

Non-Interest Income:

The Company’s non-interest income for the quarters ended March 31, 2024, December 31, 2023, and March 31, 2023 was $1.7 million, $1.3 million, and $1.1 million, respectively. The increase in non-interest income from the fourth quarter of 2023 and the same period in the prior year was primarily due to an increase in service charges and loan related fees.

Net interest income and non-interest income comprised total revenue of $19.4 million, $19.9 million, and $19.9 million for the quarters ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

Non-Interest Expense:

The Company’s non-interest expense for the quarters ended March 31, 2024, December 31, 2023, and March 31, 2023 was $13.7 million, $12.2 million, and $11.8 million, respectively. The increase in non-interest expense from the prior periods was primarily due to the recognition of merger related expenses, combined with a decrease in capitalized loan origination costs. Additionally, compared to the same period in the prior year, the Company incurred increases in salaries and benefits as well as premises and equipment. Excluding capitalized loan origination costs and the impact of merger related expenses, non-interest expense for the first quarter of 2024, the fourth quarter of 2023 and the first quarter of 2023 was $13.1 million, $13.0 million, and $12.5 million, respectively (See Interim Consolidated Non-GAAP Data).

The Company’s efficiency ratio, the ratio of non-interest expense to revenues, was 70.57%, 61.36%, and 59.62% for the quarters ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively. Excluding the impact of merger related expenses, the Company’s efficiency ratio was 65.29% for the first quarter of 2024 (See Interim Consolidated Non-GAAP Data).

Balance Sheet:

Total assets of $1.92 billion as of March 31, 2024 represented a decrease of $63.4 million compared to $1.99 billion at December 31, 2023, and a decrease of $128.2 million compared to total assets of $2.05 billion at March 31, 2023. The decrease in total assets from the prior periods was primarily due to conservative new loan production, combined with decreased liquidity related to a reduction in other borrowings.

Total gross loans decreased by $38.6 million, or 2%, to $1.52 billion at March 31, 2024, from $1.56 billion at December 31, 2023 and decreased $96.4 million, or 6%, from $1.62 billion at March 31, 2023. During the first quarter of 2024, commercial loans decreased by $16.2 million, or 3%, real estate related loans decreased by $23.5 million, or 3%, and other loans increased $1.1 million, or 2%. Compared to the same period in the prior year, commercial, real estate other, real estate construction and land, and other loans decreased by $46.1 million, or 7%, $19.3 million, or 2%, $28.0 million, or 44%, and $3.0 million, or 7%, respectively.

Total deposits increased by $14.3 million, or 1%, to $1.64 billion at March 31, 2024 from $1.63 billion at December 31, 2023, and decreased by $78.1 million, or 5%, from $1.72 billion at March 31, 2023. The increase in total deposits during the first quarter of 2024 was primarily due to an increase in money market and savings accounts of $25.2 million, or 4%, and an increase in time deposits of $17.7 million, or 6%, partially offset by a decrease in demand deposits of $28.6 million, or 4%. The decrease in demand deposits was primarily due to the seasonal outflow of deposits that occurs at the beginning of the year for many of our business clients. Compared to the same period last year, the decrease in total deposits was primarily concentrated in noninterest-bearing demand deposits, partially offset by an increase in money market and savings accounts. Noninterest-bearing deposits, primarily commercial business operating accounts, represented 38.6% of total deposits at March 31, 2024, compared to 40.4% at December 31, 2023 and 43.1% at March 31, 2023.

Excluding junior subordinated debt securities, the Company had no outstanding borrowings at March 31, 2024, compared to outstanding borrowings of $75.0 million at December 31, 2023 and March 31, 2023.

Asset Quality:

The provision for credit losses on loans was $301,000 for the first quarter of 2024, compared to $87,000 for the fourth quarter of 2023 and $464,000 for the first quarter of 2023. The Company had net loan charge-offs of $348,000, or 0.02% of gross loans, during the first quarter of 2024, net loan recoveries of $20,000, or 0.00 % of gross loans during the fourth quarter of 2023 and net loan charge-offs of $247,000, or 0.02% of gross loans, during the first quarter of 2023.

Non-performing assets (“NPAs”) to total assets were 0.08% at March 31, 2024, compared to 0.19% at December 31, 2023 and 0.01% at March 31, 2023, with non-performing loans of $1.5 million, $3.8 million and $222,000, respectively, on those dates.

The allowance for credit losses on loans was $16.0 million, or 1.05% of total loans, at March 31, 2024, compared to $16.0 million, or 1.03% of total loans, at December 31, 2023 and $15.4 million, or 0.95% of total loans, at March 31, 2023.

The allowance for credit losses on unfunded loan commitments was $2.0 million, or 0.32% of total unfunded loan commitments, at March 31, 2024, compared to $2.2 million, or 0.32% of total unfunded loan commitments, at December 31, 2023 and $1.7 million, or 0.29% of total unfunded loan commitments, at March 31, 2023.

Capital Adequacy:

At March 31, 2024, shareholders’ equity totaled $200.7 million, compared to $196.5 million at December 31, 2023 and $178.6 million one year ago. Additionally, at March 31, 2024, the Company’s total risk-based capital ratio, tier one capital ratio, and leverage ratio were 13.93%, 10.15%, and 10.17%, respectively; all of which were above the regulatory standards of 10.00%, 8.00%, and 5.00%, respectively, for “well-capitalized” institutions.

“In the past year we achieved 11.9% growth in tangible book value as we accreted capital and strengthened liquidity in response to a very challenging environment for the industry. Our prudent balance sheet management resulted in increases in all of our capital ratios during the first quarter, while we used our strong liquidity to pay off all of our FHLB borrowings early in the quarter,” said Thomas A. Sa, President, Chief Financial Officer and Chief Operating Officer of California BanCorp.

About California BanCorp:

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Company’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, please visit our website at www.californiabankofcommerce.com.

Contacts:

Steven E. Shelton, (510) 457-3751

Chief Executive Officer

seshelton@bankcbc.com

Thomas A. Sa, (510) 457-3775

President, Chief Financial Officer and Chief Operating Officer

tsa@bankcbc.com

Use of Non-GAAP Financial Information:

This press release contains both financial measures based on GAAP and non-GAAP. Non-GAAP financial measures are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. The non-GAAP financial measures included in this press release include: Adjusted Net Income; Adjusted Earnings Per Share; Total Revenue; Adjusted non-interest expense; Adjusted Return on Average Assets; Adjusted Return on Average Equity; Adjusted Return on Average Tangible Equity; Adjusted Efficiency Ratio; Tangible Equity to Tangible Assets Ratio; Quarterly Average Tangible Equity to Tangible Assets Ratio; and Tangible Book Value Per Share.

Forward-Looking Statements:

Statements in this news release regarding expectations and beliefs about future financial performance and financial condition, as well as trends in the Company’s business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that the Company makes about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond the Company’s control. As a result of those risks and uncertainties, the Company’s actual future performance or financial results could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause the Company to make changes to future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the Company will not be able to continue its internal growth rate; the risk that the United States economy will experience slowed growth or recession or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect, among other things, the values of real estate collateral supporting many of the Company’s loans, interest income and interest rate margins and, therefore, the Company’s future operating results; the impacts of the failure of other depository institutions on investor and depositor sentiments and preferences; the Company’s ability to manage its liquidity; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that are contained in our Annual Report on Form 10-K for the year ended December 31, 2023 which is on file with the Securities and Exchange Commission (the “SEC”). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which we expect to file with the SEC during the second quarter of 2024, and readers of this release are urged to review the additional information that will be contained in that report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. The Company disclaims any obligation to update forward-looking statements contained in this news release, whether as a result of new information, future events or otherwise, except as may be required by law.

FINANCIAL TABLES FOLLOW

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED)—PROFITABILITY

(Dollars in Thousands, Except Per Share Data)

			Change			Change
QUARTERLY HIGHLIGHTS:	Q1 2024	Q4 2023	$	%	Q1 2023	$	%
Interest income	$27,382	$28,405	$(1,023)	-4%	$25,539	$1,843	7%
Interest expense	9,667	9,831	(164)	-2%	6,782	2,885	43%

Net interest income	17,715	18,574	(859)	-5%	18,757	(1,042)	-6%
Provision for credit losses	126	181	(55)	-30%	358	(232)	-65%

Net interest income after provision for credit losses	17,589	18,393	(804)	-4%	18,399	(810)	-4%
Non-interest income	1,705	1,339	366	27%	1,107	598	54%
Non-interest expense (1)	13,704	12,218	1,486	12%	11,843	1,861	16%

Income before income taxes	5,590	7,514	(1,924)	-26%	7,663	(2,073)	-27%
Income tax expense	1,773	2,173	(400)	-18%	2,212	(439)	-20%

Net income (1)	$3,817	$5,341	$(1,524)	-29%	$5,451	$(1,634)	-30%

Diluted earnings per share (1)	$0.45	$0.63	$(0.18)	-29%	$0.64	$(0.19)	-30%

Net interest margin	3.89%	3.88%	+1 Basis Points		4.02%	-13 Basis Points
Efficiency ratio (1)	70.57%	61.36%	+921 Basis Points		59.62%	+1095 Basis Points

(1)	See pro-forma balances and ratios, excluding the impact of merger related expenses—Interim Consolidated Non-GAAP Data

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED)—FINANCIAL POSITION

(Dollars in Thousands, Except Per Share Data)

			Change			Change
PERIOD-END HIGHLIGHTS:	Q1 2024	Q4 2023	$	%	Q1 2023	$	%
Total assets	$1,922,541	$1,985,905	$(63,364)	-3%	$2,050,774	$(128,233)	-6%
Gross loans	1,520,891	1,559,533	(38,642)	-2%	1,617,263	(96,372)	-6%
Deposits	1,639,516	1,625,244	14,272	1%	1,717,610	(78,094)	-5%
Tangible equity (1)	193,263	189,029	4,234	2%	171,099	22,164	13%
Tangible book value per share (1)	$22.91	$22.50	$0.41	2%	$20.48	$2.43	12%
Tangible equity / tangible assets (1)	10.09%	9.55%	+54 Basis Points		8.37%	+172 Basis Points
Gross loans / total deposits	92.76%	95.96%	-320 Basis Points		94.16%	-140 Basis Points
Noninterest-bearing deposits / total deposits	38.64%	40.44%	-180 Basis Points		43.12%	-448 Basis Points

			Change			Change
QUARTERLY AVERAGE HIGHLIGHTS:	Q1 2024	Q4 2023	$	%	Q1 2023	$	%
Total assets	$1,916,142	$1,984,337	$(68,195)	-3%	$1,974,285	$(58,143)	-3%
Total earning assets	1,831,333	1,896,954	(65,621)	-3%	1,893,940	(62,607)	-3%
Gross loans	1,518,722	1,571,994	(53,272)	-3%	1,582,332	(63,610)	-4%
Deposits	1,629,636	1,700,625	(70,989)	-4%	1,699,930	(70,294)	-4%
Tangible equity (1)	193,094	187,399	5,695	3%	169,454	23,640	14%
Tangible equity / tangible assets (1)	10.12%	9.48%	+64 Basis Points		8.62%	+150 Basis Points
Gross loans / total deposits	93.19%	92.44%	+75 Basis Points		93.08%	+11 Basis Points
Noninterest-bearing deposits / total deposits	40.34%	41.46%	-112 Basis Points		42.88%	-254 Basis Points

(1)	See Interim Consolidated Non-GAAP Data

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED)—ASSET QUALITY

(Dollars in Thousands)

ALLOWANCE FOR CREDIT LOSSES (LOANS):	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Balance, beginning of period	$16,028	$15,921	$15,722	$15,382	$17,005
CECL adjustment	—	—	—	—	(1,840)
Provision for credit losses, quarterly	301	87	121	340	464
Charge-offs, quarterly	(439)	—	(156)	—	(247)
Recoveries, quarterly	91	20	234	—	—

Balance, end of period	$15,981	$16,028	$15,921	$15,722	$15,382

NONPERFORMING ASSETS:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Loans accounted for on a non-accrual basis	$1,212	$3,781	$1,236	$181	$222
Loans with principal or interest contractually past due 90 days or more and still accruing interest	240	—	—	—	—

Nonperforming loans	$1,452	$3,781	$1,236	$181	$222
Other real estate owned	—	—	—	—	—

Nonperforming assets	$1,452	$3,781	$1,236	$181	$222

Nonperforming loans by asset type:
Commercial	$1,159	$3,728	$1,183	$—	$—
Real estate other	—	—	—	—	—
Real estate construction and land	—	—	—	—	—
SBA	53	53	53	181	222
Other	240	—	—	—	—

Nonperforming loans	$1,452	$3,781	$1,236	$181	$222

ASSET QUALITY:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Allowance for credit losses (loans) / gross loans	1.05%	1.03%	1.01%	0.99%	0.95%
Allowance for credit losses (loans) / nonperforming loans	1100.62%	423.91%	1288.11%	8686.19%	6928.83%
Nonperforming assets / total assets	0.08%	0.19%	0.06%	0.01%	0.01%
Nonperforming loans / gross loans	0.10%	0.24%	0.08%	0.01%	0.01%
Net quarterly charge-offs / gross loans	0.02%	0.00%	0.00%	0.00%	0.02%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	Three months ended
	03/31/24	12/31/23	03/31/23
INTEREST INCOME
Loans	$23,574	$24,523	$22,472
Federal funds sold	2,334	2,386	1,760
Investment securities	1,474	1,496	1,307

Total interest income	27,382	28,405	25,539

INTEREST EXPENSE
Deposits	9,096	9,234	6,022
Other	571	597	760

Total interest expense	9,667	9,831	6,782

Net interest income	17,715	18,574	18,757
Provision for credit losses	126	181	358

Net interest income after provision for credit losses	17,589	18,393	18,399

NON-INTEREST INCOME
Service charges and other fees	1,379	1,055	863
Other non-interest income	326	284	244

Total non-interest income	1,705	1,339	1,107

NON-INTEREST EXPENSE (1)
Salaries and benefits	8,852	8,449	7,876
Premises and equipment	1,452	1,554	1,180
Merger related expenses	1,024	—	—
Other	2,376	2,215	2,787

Total non-interest expense	13,704	12,218	11,843

Income before income taxes	5,590	7,514	7,663
Income taxes	1,773	2,173	2,212

NET INCOME (1)	$3,817	$5,341	$5,451

EARNINGS PER SHARE (1)
Basic earnings per share	$0.45	$0.64	$0.65

Diluted earnings per share	$0.45	$0.63	$0.64

Average common shares outstanding	8,413,735	8,398,497	8,339,080

Average common and equivalent shares outstanding	8,566,712	8,525,420	8,492,067

PERFORMANCE MEASURES (1)
Return on average assets	0.80%	1.07%	1.12%
Return on average equity	7.66%	10.88%	12.50%
Return on average tangible equity	7.95%	11.31%	13.05%
Efficiency ratio	70.57%	61.36%	59.62%

(1)	See pro-forma balances and ratios, excluding the impact of merger related expenses—Interim Consolidated Non-GAAP Data

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in Thousands)

	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
ASSETS
Cash and due from banks	$12,071	$27,520	$17,128	$19,763	$15,121
Federal funds sold	191,027	184,834	181,854	187,904	198,804
Investment securities	126,918	145,401	149,244	151,129	153,769
Loans:
Commercial	610,459	626,615	633,902	622,270	656,519
Real estate other	834,143	849,306	858,611	856,344	853,431
Real estate construction and land	35,886	44,186	40,003	60,595	63,928
SBA	3,919	4,032	4,415	4,936	5,610
Other	36,484	35,394	36,184	39,486	37,775

Loans, gross	1,520,891	1,559,533	1,573,115	1,583,631	1,617,263
Unamortized net deferred loan costs (fees)	1,223	1,107	1,312	1,637	1,765
Allowance for credit losses	(15,981)	(16,028)	(15,921)	(15,722)	(15,382)

Loans, net	1,506,133	1,544,612	1,558,506	1,569,546	1,603,646
Premises and equipment, net	1,987	2,207	2,432	2,625	2,848
Bank owned life insurance	26,084	25,878	25,697	25,519	25,334
Goodwill and core deposit intangible	7,422	7,432	7,442	7,452	7,462
Accrued interest receivable and other assets	50,899	48,021	41,614	41,708	43,790

Total assets	$1,922,541	$1,985,905	$1,983,917	$2,005,646	$2,050,774

LIABILITIES
Deposits:
Demand noninterest-bearing	$633,489	$657,302	$686,723	$742,160	$740,650
Demand interest-bearing	21,911	26,715	28,533	29,324	30,798
Money market and savings	656,236	631,015	672,119	633,620	616,864
Time	327,880	310,212	319,706	333,192	329,298

Total deposits	1,639,516	1,625,244	1,707,081	1,738,296	1,717,610

Junior subordinated debt securities	54,326	54,291	54,256	54,221	54,186
Other borrowings	—	75,000	—	—	75,000
Accrued interest payable and other liabilities	28,014	34,909	32,465	28,894	25,417

Total liabilities	1,721,856	1,789,444	1,793,802	1,821,411	1,872,213

SHAREHOLDERS’ EQUITY
Common stock	113,566	113,227	112,656	112,167	111,609
Retained earnings	87,982	84,165	78,824	73,423	68,082
Accumulated other comprehensive loss	(863)	(931)	(1,365)	(1,355)	(1,130)

Total shareholders’ equity	200,685	196,461	190,115	184,235	178,561

Total liabilities and shareholders’ equity	$1,922,541	$1,985,905	$1,983,917	$2,005,646	$2,050,774

CAPITAL ADEQUACY
Tier I leverage ratio	10.17%	9.61%	9.27%	9.01%	8.76%
Tier I risk-based capital ratio	10.15%	9.53%	9.34%	9.07%	8.54%
Total risk-based capital ratio	13.93%	13.16%	13.00%	12.73%	12.08%
Total equity/ total assets	10.44%	9.89%	9.58%	9.19%	8.71%
Book value per share	$23.79	$23.38	$22.64	$21.98	$21.37
Common shares outstanding	8,436,732	8,402,482	8,395,483	8,383,772	8,355,378

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended March 31,			Three months ended December 31,
	2024			2023
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,518,722	6.24%	$23,574	$1,571,994	6.19%	$24,523
Federal funds sold	174,551	5.38%	2,334	177,331	5.34%	2,386
Investment securities	138,060	4.29%	1,474	147,629	4.02%	1,496

Total interest earning assets	1,831,333	6.01%	27,382	1,896,954	5.94%	28,405

Noninterest-earning assets:
Cash and due from banks	18,858			20,310
All other assets (2)	65,951			67,073

TOTAL	$1,916,142			$1,984,337

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$24,736	0.20%	12	$28,678	0.29%	21
Money market and savings	635,696	3.12%	4,928	638,623	3.02%	4,857
Time	311,884	5.36%	4,156	328,270	5.26%	4,356
Other	55,130	4.17%	571	56,715	4.18%	597

Total interest-bearing liabilities	1,027,446	3.78%	9,667	1,052,286	3.71%	9,831

Noninterest-bearing liabilities:
Demand deposits	657,320			705,054
Accrued expenses and other liabilities	30,856			32,161
Shareholders’ equity	200,520			194,836

TOTAL	$1,916,142			$1,984,337

Net interest income and margin (3)		3.89%	$17,715		3.88%	$18,574

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan costs of $34,000 and $53,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $16.1 million and $15.9 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended March 31,
	2024			2023
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,518,722	6.24%	$23,574	$1,582,332	5.76%	$22,472
Federal funds sold	174,551	5.38%	2,334	156,941	4.55%	1,760
Investment securities	138,060	4.29%	1,474	154,667	3.43%	1,307

Total interest earning assets	1,831,333	6.01%	27,382	1,893,940	5.47%	25,539

Noninterest-earning assets:
Cash and due from banks	18,858			18,098
All other assets (2)	65,951			62,247

TOTAL	$1,916,142			$1,974,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$24,736	0.20%	12	$34,032	0.08%	$7
Money market and savings	635,696	3.12%	4,928	626,666	2.01%	3,104
Time	311,884	5.36%	4,156	310,246	3.81%	2,911
Other	55,130	4.17%	571	71,108	4.33%	760

Total interest-bearing liabilities	1,027,446	3.78%	9,667	1,042,052	2.64%	6,782

Noninterest-bearing liabilities:
Demand deposits	657,320			728,986
Accrued expenses and other liabilities	30,856			26,326
Shareholders’ equity	200,520			176,921

TOTAL	$1,916,142			$1,974,285

Net interest income and margin (3)		3.89%	$17,715		4.02%	$18,757

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan costs of $34,000 and $226,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $16.1 million and $17.0 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON-GAAP DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended
ADJUSTED NET INCOME:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Net income	$3,817	$5,341	$5,401	$5,440	$5,451
Add: After-tax merger related expenses	1,024	—	—	—	—

Adjusted net income	$4,841	$5,341	$5,401	$5,440	$5,451

	Three months ended
ADJUSTED EARNINGS PER SHARE:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Adjusted net income	$4,841	$5,341	$5,401	$5,440	$5,451
Adjusted basic earnings per share	$0.58	$0.64	$0.64	$0.65	$0.65

Adjusted diluted earnings per share	$0.57	$0.63	$0.64	$0.65	$0.64

Average common shares outstanding	8,413,735	8,398,497	8,390,138	8,369,907	8,339,080

Average common and equivalent shares outstanding	8,566,712	8,525,420	8,455,917	8,414,213	8,492,067

	Three months ended
TOTAL REVENUE:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Net interest income	$17,715	$18,574	$18,578	$18,646	$18,757
Non-interest income	1,705	1,339	1,294	1,135	1,107

Total revenue	$19,420	$19,913	$19,872	$19,781	$19,864

	Three months ended
NON-INTEREST EXPENSE:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Non-interest expense	$13,704	$12,218	$11,851	$11,603	$11,843
Add: Capitalized loan origination costs	414	824	668	694	651
Less: Merger related expenses	(1,024)	—	—	—	—

Total non-interest expense, before capitalization of loan origination costs and merger related expenses	$13,094	$13,042	$12,519	$12,297	$12,494

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON-GAAP DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended
ADJUSTED RETURN ON AVERAGE ASSETS:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Adjusted net income	$4,841	$5,341	$5,401	$5,440	$5,451
Average assets	1,916,142	1,984,337	1,993,147	1,983,877	1,974,285

Adjusted return on average assets	1.02%	1.07%	1.08%	1.10%	1.12%

	Three months ended
ADJUSTED RETURN ON AVERAGE EQUITY:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Adjusted net income	$4,841	$5,341	$5,401	$5,440	$5,451
Average equity	200,520	194,836	188,831	183,240	176,921

Adjusted return on average equity	9.71%	10.88%	11.35%	11.91%	12.50%

	Three months ended
ADJUSTED RETURN ON AVERAGE TANGIBLE EQUITY:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Adjusted net income	$4,841	$5,341	$5,401	$5,440	$5,451
Average tangible equity	193,094	187,399	181,384	175,752	169,454

Adjusted return on average tangible equity	10.08%	11.31%	11.81%	12.42%	13.05%

	Three months ended
ADJUSTED EFFICIENCY RATIO:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Non-interest expense	$13,704	$12,218	$11,851	$11,603	$11,843
Less: Merger related expenses	(1,024)	—	—	—	—

Total non-interest expense, before merger related expenses	$12,680	$12,218	$11,851	$11,603	$11,843
Total revenue	$19,420	$19,913	$19,872	$19,781	$19,864

Adjusted efficiency ratio	65.29%	61.36%	59.64%	58.66%	59.62%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON-GAAP DATA (UNAUDITED)

(Dollars in Thousands)

TANGIBLE EQUITY / TANGIBLE ASSETS:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Total assets	$1,922,541	$1,985,905	$1,983,917	$2,005,646	$2,050,774
Goodwill and core deposit intangibles	7,422	7,432	7,442	7,452	7,462

Tangible assets	$1,915,119	$1,978,473	$1,976,475	$1,998,194	$2,043,312

Total shareholders’ equity	$200,685	$196,461	$190,115	$184,235	$178,561
Goodwill and core deposit intangibles	7,422	7,432	7,442	7,452	7,462

Tangible equity	$193,263	$189,029	$182,673	$176,783	$171,099

Tangible equity / tangible assets	10.09%	9.55%	9.24%	8.85%	8.37%

	Three months ended
QUARTERLY AVERAGE TANGIBLE EQUITY / TANGIBLE ASSETS:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Total assets	$1,916,142	$1,984,337	$1,993,147	$1,983,877	$1,974,285
Goodwill and core deposit intangibles	7,426	7,437	7,447	7,488	7,467

Tangible assets	$1,908,716	$1,976,900	$1,985,700	$1,976,389	$1,966,818

Total shareholders’ equity	$200,520	$194,836	$188,831	$183,240	$176,921
Goodwill and core deposit intangibles	7,426	7,437	7,447	7,488	7,467

Tangible equity	$193,094	$187,399	$181,384	$175,752	$169,454

Tangible equity / tangible assets	10.12%	9.48%	9.13%	8.89%	8.62%

BOOK VALUE PER SHARE:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Total shareholders’ equity	$200,685	$196,461	$190,115	$184,235	$178,561
Common shares outstanding	8,436,732	8,402,482	8,395,483	8,383,772	8,355,378
Total shareholders’ equity / common shares outstanding	$23.79	$23.38	$22.64	$21.98	$21.37

TANGIBLE BOOK VALUE PER SHARE:	03/31/24	12/31/23	09/30/23	06/30/23	03/31/23
Tangible equity	$193,263	$189,029	$182,673	$176,783	$171,099
Common shares outstanding	8,436,732	8,402,482	8,395,483	8,383,772	8,355,378
Tangible equity / common shares outstanding	$22.91	$22.50	$21.76	$21.09	$20.48